EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Omega Flex, Inc. (the “Company”), as set forth below, that, to the best of his knowledge:

(a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2026 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2026

/s/ Dean W. Rivest

Dean W. Rivest
Chief Executive Officer (Principal Executive Officer)

/s/ Matthew F. Unger

Matthew F. Unger
Chief Financial Officer (Principal Financial Officer)

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.